UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 18, 2020

 Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
6701 Koll Center Parkway, Suite 120
Pleasanton, CA 94566
(Address of principal executive offices) (Zip Code)
925-223-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying

with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NTUS	The Nasdaq Stock Market LLC
(The Nasdaq Global Market)

Item 5.07.	Submission of Matters to a Vote of Security Holders

Following the Annual Meeting of the Stockholders of Natus Medical Incorporated (the “Company”) on June 17, 2020 (the “Annual Meeting”), Broadridge, the independent inspector of elections for the Annual Meeting, delivered its final vote tabulation on June 17, 2020 that certified the voting results for each of the matters set forth below that were submitted to a vote at the Annual Meeting.

As of the close of business on April 24, 2020, the record date for the Annual Meeting, 33,802,362 shares of the Company's common stock (“Common Stock”), were outstanding and entitled to vote. 31,526,306 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing 93.26% of the shares entitled to be voted.

The final voting results for the Annual Meeting are as follows:

Proposal 1: Election of the following directors:

Nominee
	For	Against	Abstain	Broker Non-Votes
Jonathan A. Kennedy	28,282,076	843,639	102,999	2,245,269
Barbara R. Paul	28,240,674	967,569	20,471	2,245,269
Alice D. Schroeder	27,379,146	1,829,097	20,471	2,245,269
Thomas J. Sullivan	27,826,485	1,297,238	104,991	2,245,269
Ilan Daskal	28,341,224	783,468	104,022	2,245,269

Proposal 2: Advisory vote to approve the Company’s Named Executive Officer compensation.
For	Against	Abstain	Broker Non-Votes
27,252,778	1,938,241	37,695	2,245,269

Proposal 3: Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm.
For	Against	Abstain	Broker Non-Votes
31,394,776	46,207	33,000	-

No other matters were considered or voted upon at the meeting.

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED (Registrant)

Dated: June 18, 2020	By:	/s/ B. Drew Davies
Executive Vice President and Chief Financial Officer